                        [MAGUIRE PROPERTIES LETTERHEAD]

FOR IMMEDIATE RELEASE

               MAGUIRE PROPERTIES REPORTS INITIAL POST-IPO PERIOD
                                FINANCIAL RESULTS

LOS ANGELES, August 12, 2003 - Maguire Properties, Inc. (NYSE: MPG), a real estate investment trust, today reported results for its initial post-IPO period ended June 30, 2003 and announced its outlook for the third and fourth quarters of 2003 and for the full year of 2004.

RECENT CORPORATE HIGHLIGHTS INCLUDE:

- Successfully completed initial public offering raising approximately $722.0 million in net proceeds, including exercise of over-allotment option

- Used net proceeds from initial public offering and debt refinancings principally to:

- Buy out the preferred equity holder and pay down indebtedness secured by the US Bank Tower property

- Refinance and pay down indebtedness secured by the Gas Company Tower property

- Acquire an additional 42% interest in, as well as refinance and pay down indebtedness secured by Wells Fargo Tower Property

-     Pay down indebtedness secured by the KPMG Tower

-     Repay financing secured by Plaza Las Fuentes

-     Acquire the Cerritos Corporate Center

- Completed a new three-year senior secured revolving credit facility of $100 million. The financing was arranged through Citigroup Global Markets Inc. and Wachovia Securities, LLC

- Executed new lease with US Bank for 155,000 square feet for newly renamed US Bank Tower

- Completed early lease renewal with Morrison & Foerster, early lease renewal and expansion with Gibson Dunn & Crutcher and a new 72,000 square foot lease with Latham & Watkins

INITIAL POST-IPO PERIOD FINANCIAL RESULTS

Including a $44.3 million loss on extinguishment of debt related to our refinancing of $790 million of indebtedness in connection with the initial public offering and $14.1 million of compensation expense incurred in connection with the initial public offering, our four day operating results for the period from June 27, 2003 (inception of the company) to June 30, 2003 resulted in a net loss of $46.2 million, or $1.25 per diluted share. We do not believe that these historical financial results are comparable to future expected operating results of the company since they include various offering-related charges. The weighted average common shares outstanding were 36,853,421 for this period.

EPS AND FFO PER SHARE PROJECTIONS

The Company's guidance for the third and fourth quarters of 2003 for earnings per share (EPS) (diluted) and funds from operations (FFO) per share (diluted) is set forth and reconciled below.

                                              THIRD QUARTER     FOURTH QUARTER      FULL-YEAR
                                                   2003              2003              2004
                                               (Low - High)      (Low - High)      (Low - High)
Projected net income per share
(diluted)                                     $0.27 - $0.29     $0.28 - $0.33     $1.23 - $1.41
Add:
     Projected company share of real
     estate depreciation
     and amortization                         $0.19 - $0.18     $0.20 - $0.18     $0.88 - $0.80
Projected funds from  operations per
share (diluted)                               $0.46 - $0.47     $0.48 - $0.51     $2.11 - $2.21

The foregoing estimates reflect management's view of current and future market conditions, including certain assumptions with respect to rental rates, occupancy levels and acquisitions/dispositions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above.

Mr. Richard Gilchrist, President and Co-Chief Executive Officer commented, "During the quarter, our leasing strategy remained focused on managing our existing, high-quality tenant base to maximize value while mitigating near term lease rollover. We executed several key leases and early lease renewals and increased our leased rate from 89.5% to 92.4% as of the end of the quarter. In addition, we continued to pursue opportunistic acquisitions, and completed the acquisition of the AT&T Wireless Headquarters project in Cerritos in conjunction with our initial public offering. We continue to evaluate potential opportunities to recycle capital into other assets through institutional investments in our existing properties.

"We are very pleased to have successfully completed our initial public offering. The debt refinancings we completed in conjunction with the offering have strengthened the Company's financial position and flexibility. We are pleased with our results and believe we have a strong platform and financial capability to continue to capitalize on the growth opportunities we have identified in our markets."

As of June 30, 2003, the Company's portfolio consisted of eight office properties with approximately 6.1 million net rentable square feet, a 350-room hotel with 266,000 square feet, and total on- and off-site parking of approximately 3.1 million square feet, accommodating a capacity of over 10,500 vehicles. The Company also owns an undeveloped two-acre land parcel adjacent to an existing office property that we believe can support future office development.

TELECONFERENCE AND WEBCAST

Maguire Properties will conduct a conference call and audio webcast at 8:00 am Pacific Time (11:00 am Eastern Time) on August 13, 2003 to discuss initial period financial results and management's outlook. The conference call can be accessed by dialing 800-443-9874 (Domestic), or 706-634-1231 (International); no passcode is required. The conference call can also be accessed via audio webcast through the Investor Relations section of the Company's web site, located at www.maguireproperties.com, or can be accessed through CCBN at www.streetevents.com. A replay of the conference call will be available approximately two hours following the call through August 20, 2003. To access this replay dial 800-642-1687 (Domestic) or 706-645-9291 (International). A webcast replay will also be available through the Investor Relations section of the Company's web site, located at www.maguireproperties.com.

ABOUT MAGUIRE PROPERTIES, INC.

Maguire Properties, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market. Maguire Properties, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing. For more information on Maguire Properties, visit the Company's website at www.maguireproperties.com

BUSINESS RISKS

This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants' financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; failure to manage effectively the Company's growth and expansion into new markets or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with our company's potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended and possible adverse changes in tax and environmental laws; and risks associated with the Company's dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:          Maguire Properties
                  Peggy Moretti
                  Vice President Public Relations
                  (213) 626-3300
                  or
                  Financial Dynamics:
                  Investors:        Leigh Parrish, Teresa Thuruthiyil
                                    (415) 439-4521
                  Media:            Chris Toth, Ron Heckmann
                                    (415) 439-4503



                                 (TABLES FOLLOW)

                          MAGUIRE PROPERTIES, INC. AND
                         MAGUIRE PROPERTIES PREDECESSOR
                    CONSOLIDATED AND COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                   THE COMPANY       THE PREDECESSOR
                                                                                   -----------       ---------------
                                                                                  JUNE 30, 2003     DECEMBER 31, 2002
                                                                                  -------------     -----------------
                                  ASSETS                                           (UNAUDITED)
Investments in real estate:
   Land                                                                           $   158,138         $    77,504
   Buildings and improvements                                                       1,097,500             486,088
   Tenant improvements                                                                110,002              63,951
   Furniture, fixtures, and equipment                                                   5,111               4,704
                                                                                  -----------         -----------
                                                                                    1,370,751             632,247
   Less: accumulated depreciation and amortization                                   (103,224)            (82,863)
                                                                                  -----------         -----------
   Net investments in real estate                                                   1,267,527             549,384

Cash and cash equivalents                                                              49,321               2,976
Restricted cash                                                                        45,967              24,307
Rents and other receivables, net                                                        4,276               2,235
Deferred rents                                                                         11,484               9,687
Due from affiliates                                                                       757               5,194
Deferred leasing costs, net                                                            50,028              11,265
Deferred loan costs, net                                                               18,199               6,714
Acquired above market leases, net                                                      14,090                  --
Other assets                                                                            2,750              10,277
                                                                                  -----------         -----------
   Total assets                                                                   $ 1,464,399         $   622,039
                                                                                  ===========         ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY AND OWNERS' DEFICIT
Mortgage loans                                                                    $   955,000         $   553,000
Other secured loans                                                                    30,000             105,038
Losses and distributions in excess of investments in real estate entities
  and loans payable to such entities                                                   16,172              78,609
Accounts payable and other liabilities                                                 64,941              33,078
Capital lease payable                                                                   7,066               2,350
Acquired lease obligations                                                             39,380               4,099
Accrued interest payable                                                                1,079               5,033
                                                                                  -----------         -----------
   Total liabilities                                                                1,113,638             781,207
Minority deficit                                                                           --             (12,889)
Minority interests                                                                     80,097                  --
Stockholders' equity and owners' deficit:
   Preferred stock, $.01 par value, 50,000,000 shares authorized, none
     issued or outstanding                                                                 --                  --
   Common stock, $.01 par value, 100,000,000 shares authorized, 37,169,211
     shares issued and outstanding                                                        372                  --
   Additional paid in capital                                                         321,561                  --
   Unearned compensation                                                               (5,997)                 --
   Accumulated deficit                                                                (46,242)                 --
   Accumulated other comprehensive income, net                                            970                  --
   Owners' deficit                                                                         --            (146,279)
                                                                                  -----------         -----------
     Total stockholders' equity and owners' deficit                                   270,664            (146,279)
                                                                                  -----------         -----------
     Total liabilities and stockholders' equity and owners' deficit               $ 1,464,399         $   622,039
                                                                                  ===========         ===========



    See accompanying notes to consolidated and combined financial statements

                          MAGUIRE PROPERTIES, INC. AND
                         MAGUIRE PROPERTIES PREDECESSOR
               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                          THE COMPANY            THE PREDECESSOR          THE PREDECESSOR
                                                          -----------            ---------------          ---------------
                                                      PERIOD JUNE 27, 2003     PERIOD APRIL 1, 2003      THREE MONTHS ENDED
                                                     THROUGH JUNE 30, 2003    THROUGH JUNE 26, 2003        JUNE 30, 2002
                                                     ---------------------    ---------------------        -------------
Revenues:
   Rental                                                $      1,306             $     14,385             $      9,816
   Tenant reimbursements                                          576                    5,452                    3,854
   Hotel operations                                               175                    4,250                    5,036
   Parking                                                        227                    2,597                    1,589
   Management, leasing, and development services
     to affiliates                                                 21                      861                    1,669
   Interest and other                                           2,336                      452                       73
                                                         ------------             ------------             ------------
     Total revenues                                             4,641                   27,997                   22,037
                                                         ------------             ------------             ------------
Expenses:
   Rental property operating and maintenance                      610                    5,668                    3,395
   Hotel operating and maintenance                                143                    3,152                    3,529
   Real estate taxes                                              144                    1,558                      907
   General and administrative                                  14,183                    4,596                    3,300
   Depreciation and amortization                                  404                    5,876                    3,662
   Interest                                                       840                   12,756                    8,551
   Loss on extinguishment of debt                              44,329                    6,667                       --
   Other                                                        3,920                    7,918                       92
                                                         ------------             ------------             ------------
     Total expenses                                            64,573                   48,191                   23,436
                                                         ------------             ------------             ------------
     Loss before equity in net income (loss) of
      real estate entities and minority interests             (59,932)                 (20,194)                  (1,399)

Equity in net income (loss) of real estate
  entities                                                          6                      754                     (242)
                                                         ------------             ------------             ------------
     Loss before minority interests                           (59,926)                 (19,440)                  (1,641)
Minority interests                                            (13,684)                     131                     (182)
                                                         ------------             ------------             ------------
     Net loss                                            $    (46,242)            $    (19,571)            $     (1,459)
                                                         ============             ============             ============
Basic and diluted loss per share                         $      (1.25)
                                                         ============
Weighted-average common shares outstanding -
  basic and diluted                                        36,853,421
                                                         ============

                          MAGUIRE PROPERTIES, INC. AND
                         MAGUIRE PROPERTIES PREDECESSOR
               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                                THE COMPANY             THE PREDECESSOR          THE PREDECESSOR
                                                                -----------             ---------------          ---------------
                                                            PERIOD JUNE 27, 2003     PERIOD JANUARY 1, 2003      SIX MONTHS ENDED
                                                           THROUGH JUNE 30, 2003     THROUGH JUNE 26, 2003        JUNE 30, 2002
                                                           ---------------------     ---------------------        -------------
Revenues:
   Rental                                                      $      1,306              $     28,783             $     19,374
   Tenant reimbursements                                                576                    12,731                    7,572
   Hotel operations                                                     175                     8,738                   10,485
   Parking                                                              227                     5,637                    3,161
   Management, leasing, and development
     services to affiliates                                              21                     2,349                    3,341
   Interest and other                                                 2,336                       897                      377
                                                               ------------              ------------             ------------
     Total revenues                                                   4,641                    59,135                   44,310
                                                               ------------              ------------             ------------
Expenses:
   Rental property operating and maintenance                            610                    12,280                    6,369
   Hotel operating and maintenance                                      143                     6,657                    7,083
   Real estate taxes                                                    144                     3,133                    1,937
   General and administrative                                        14,183                     8,618                    7,786
   Depreciation and amortization                                        404                    11,387                    7,256
   Interest                                                             840                    24,853                   17,429
   Loss on extinguishment of debt                                    44,329                     6,667                       --
   Other                                                              3,920                     8,062                      312
                                                               ------------              ------------             ------------
     Total expenses                                                  64,573                    81,657                   48,172
                                                               ------------              ------------             ------------
     Loss before equity in net income (loss) of
      real estate entities and minority
      interests                                                     (59,932)                  (22,522)                  (3,862)
Equity in net income (loss) of real estate entities                       6                     1,648                     (518)
                                                               ------------              ------------             ------------
     Loss before minority interests                                 (59,926)                  (20,874)                  (4,380)
Minority interests                                                  (13,684)                      275                     (338)
                                                               ------------              ------------             ------------
     Net loss                                                  $    (46,242)             $    (21,149)            $     (4,042)
                                                               ============              ============             ============
Basic and diluted loss per share                               $      (1.25)
                                                               ============
Weighted-average common shares outstanding -
  basic and diluted                                              36,853,421
                                                               ============